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                      INTERIM INVESTMENT ADVISORY AGREEMENT

     INTERIM AGREEMENT made as of this ___th day of May, 2008 between the Ironwood Series Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Trust"), and Ironwood Investment Management, LLC, a Massachusetts limited liability company, (hereinafter called the "Adviser");

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares ("Shares") in separate series and classes; and

     WHEREAS, a series of the Trust having Institutional Class Shares and Investment Class Shares, as well as separate assets and liabilities, has been created under the name Ironwood Isabelle Small Company Stock Fund (the "Fund"); and

     WHEREAS, the Adviser is registered as an Adviser under the Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Trust has retained the Adviser to render advisory services to the Fund pursuant to an Investment Advisory Agreement dated as of May 1, 2006 (the "Advisory Agreement"); and

     WHEREAS, the Advisory Agreement, by its terms, and in accordance with certain provisions of the 1940 Act, will terminate upon assignment;

     WHEREAS, in connection with a change in control (an "assignment" under the 1940 Act) of the Adviser, an automatic termination of the Advisory Agreement will occur;

     WHEREAS, Rule 15a-4 under the 1940 Act provides a temporary exemption from automatic termination of an advisory contract if the fund's board approves an interim contract;

     WHEREAS, at its March 18, 2008 meeting, the Board of Trustees of the Trust, including a majority of the of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Interim Agreement, voted in person to approve this Interim Agreement so that the Adviser may continue to render investment advisory services to the Trust upon termination of the Advisory Agreement and until such time as a new investment advisory agreement has be approved by the Board and voted on by shareholders of the Trust (the "New Agreement"), becomes effective; and

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is thereby acknowledged, it is hereby agreed between the Trust and the Adviser, as follows:

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     1. The Trust hereby retains the Adviser, and the Adviser hereby agrees, to act as investment adviser to the Trust and, subject to such limitations as the Board of Trustees of the Trust may impose, to assume all investment duties and have full discretionary power and authority with respect to investment of the assets of the Fund. Without limiting the generality of the foregoing, the Adviser shall (i) obtain and evaluate such information and advice relating to the economy and securities markets and securities as it deems necessary or useful to discharge its duties hereunder; (ii) continuously invest the assets of the Fund in a manner consistent with the investment objective and policies thereof as stated in the Fund's Prospectuses and Statements of Additional Information on file with the Securities and Exchange Commission, as the same may be amended from time to time; (iii) determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; (iv) vote all proxies for securities held by the Fund and exercise all other voting rights with respect to such securities in the manner it deems appropriate; (v) issue settlement instructions to custodians designated by the Trust; (vi) evaluate the credit worthiness of securities dealers, banks and other entities with which the Fund may engage in repurchase agreements and monitor the status of such agreements; and (vi) take such further action, including the placing of purchase and sale orders and the selection of broker-dealers to execute such orders on behalf of the Fund, as the Adviser shall deem necessary or appropriate, in its sole discretion, to carry out its duties under this Interim Agreement. The Adviser shall also furnish to or place at the disposal of the Trust such information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties, as the Trust may, from time to time, reasonably request.

     The Adviser agrees, that in performing its duties hereunder, it will comply with (i) the 1940 Act and the Advisers Act, and all rules and regulations promulgated thereunder; (ii) all other applicable federal and state laws and regulations, (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time; and (iv) any applicable procedures adopted by the Trust or the Adviser.

     2. Adviser is responsible for broker-dealer selection in its sole discretion, and is not obligated to deal with any broker or group of brokers in executing portfolio transactions for the Fund. In selecting broker-dealers, Adviser will generally seek the best combination of net price and execution and may consider other factors, including: the broker's trading expertise, stature in the industry, execution ability, facilities, clearing capabilities and financial services offered, long-term relations with Adviser, reliability and financial responsibility, timing and size of order and execution, difficulty of execution, current market conditions and depth of the market. Transaction charges, being a component of price, may also be considered as a factor in making such determination. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees of the Trust may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Interim Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage or research services to the Adviser an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that

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transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker and dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Trust. The Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers or dealers who also provide research or statistical material, or other services, to the Trust, the Adviser, or any affiliate of either. Such allocation shall be in such amounts and proportions as the Adviser shall determine, and the Adviser shall report on such allocations regularly to the Trust, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

     3. The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Funds by the 1940 Act. The Adviser further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon request.

     4. The Adviser shall bear the cost of rendering the advisory services to be performed by it under this Interim Agreement, and shall, at its own expense, pay the compensation of any Trustees, officers and employees, if any, of the Trust who are affiliated persons of the Adviser. All other operating costs and expenses relating the Fund shall be paid by the Trust from the assets of the Fund, including without limitation: (i) the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; (ii) brokers' commissions chargeable to the Fund in connection with portfolio transactions to which the Fund is a party; (iii) all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies;(iv) the cost and expense of engraving or printing of certificates representing shares of the Fund; (v) all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel and the costs and expenses of preparation, printing (including typesetting) and distributing prospectuses for such purposes);(vi) all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any Advisory board or committee who are not employees of the Adviser; (vii) all expenses which the Trust or the Fund agrees to bear pursuant to any plan adopted by the Trust and/or the Fund pursuant to Rule 12b-1 of the 1940 Act or any other dividend or distribution program or agreement; (viii) charges and expenses of any outside service used for pricing of the Fund's shares; (ix) charges and expenses of legal counsel, including counsel to the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of the Fund or the Adviser, and of independent accountants, in connection with any matter relating to the Fund; (x) membership dues of industry associations; (xi) fees and expenses incident to the listing of the Fund's shares on any stock exchange;
(xii) interest payable on Fund borrowings; (xiii) postage; insurance premiums on property or personnel (including officers and Trustees) of the Fund which inure to its benefit; (xiv) extraordinary expenses (including, but not limited to, legal claims and liabilities

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and litigation costs and any indemnification related thereto); and xv) all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

     Notwithstanding anything in the immediately preceding paragraph to the contrary the Adviser hereby undertakes to limit total Fund expenses, including the investment advisory fee set forth in Paragraph 6 below, to 1.95% of the average daily net assets annually for Investment Class Shares and 1.70% of the average daily net assets annually for Institutional Class Shares.

     5. For the services to be rendered by the Adviser to the Fund, the Trust shall pay to the Adviser monthly compensation, calculated from the day of commencement of operations of the Fund, determined by applying the annual rate of one percent (1%) of the Fund's average daily net assets. Except as hereinafter set forth, compensation under this Interim Agreement shall be calculated and accrued daily. If this Interim Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Interim Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Such compensation earned shall be maintained in an interest-bearing escrow account with the Trust's custodian or a bank until such time as the Trust's outstanding voting securities approve the New Agreement. At such time, the escrowed amount (including interest earned) will be paid to the Adviser. However, should the New Agreement with the Adviser not be approved by the Trust's outstanding voting securities, the Adviser will be paid from the escrow account the lesser of (i) any costs incurred in performing its duties under the Interim Agreement (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (plus interest earned).

     In the event the expenses of the Fund (including the fees of the Adviser and amortization of organization expenses, but excluding interest, taxes, brokerage commissions, extraordinary expenses and sales charges, and expenses attributable to investing outside the United States) for any fiscal year exceed the limits set by applicable regulations of state securities commissions where the Fund is registered or qualified for sale, the Adviser will reduce its fees by the amount of such excess. Any such reductions are subject to readjustment during the year. The payment of the advisory fee at the end of any month will be reduced or postponed or, if necessary, a refund will be made to the Fund so that at no time will there be any accrued but unpaid liability under this expense limitation. The adviser may reduce any portion of the compensation or reimbursement of expenses due to it under this Interim Agreement, or may agree to make payments to limit the expenses which are the responsibility of the Fund. Any such reduction or payment shall be applicable only to such specific reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Adviser hereunder or to continue future payments. Any fee withheld from the Adviser under this paragraph shall be reimbursed by the Fund to the Adviser to the extent permitted by the applicable state law if the aggregate expenses for the next succeeding fiscal year do not exceed the applicable state limitation or any more restrictive limitation to which the Adviser has agreed.

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     6. The Adviser will use its best judgment and effort in its investment of the Fund's assets, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder, the Adviser shall not be liable to the Trust, the Fund or any of its shareholders for any error of judgment or mistake of law or for any act or omission by the Adviser or for any losses sustained by any of them. The Adviser shall be indemnified by the Trust as an agent of the Trust in accordance with the terms of Section 4.8 of the Trust's By-Laws. As used in this Section 7, the term "Adviser" shall include any officers, managers, employees, or other affiliates of the Adviser performing services with respect to the Fund.

     7. Nothing contained in this Interim Agreement shall prevent the Adviser or any affiliated person of the Adviser (as defined in the 1940 Act) from acting as investment adviser or manager for any other investment companies and other clients, whether or not the investment objectives or policies of any such other clients are similar to those of the Fund, and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities for their own accounts or for the account of others for whom the Adviser or any such affiliated person may be acting. Nothing in this Interim Agreement shall limit or restrict the right of the Adviser or any manager, officer or employee of the Adviser to engage in any other business or to devote time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature, so long as Advisers services hereunder are not impaired thereby.

     8. This Interim Agreement shall become effective as of the date hereof and shall continue in effect, unless sooner terminated as herein provided, until the earlier of (i) 150 days from such date or (ii) the date on which a "majority" (as defined in the 1940 Act) of the Trust's outstanding voting securities approves the New Agreement with the Adviser. This Interim Agreement is terminable by the Trust, on behalf of the Fund, at any time on ten (10) days' prior written notice to the Adviser, without payment of any penalty. Such termination shall be effected as to the Fund by vote of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund. This Interim Agreement shall immediately terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic terminations shall be prevented by an exemptive order of the Securities and Exchange Commission. The Adviser may terminate this Interim Agreement without payment of penalty on sixty (60) days written notice to the Trust.

     9. Any notice to be given by the Adviser to the Trust under this Interim Agreement shall be given in writing, addressed and hand delivered or mailed certified mail, to Two Portland Square, Portland, ME 04101, or such other address as shall be specified in writing to the Adviser. Any notice to be given by the Trust or the Fund to the Adviser under this Interim Agreement shall be given in writing, addressed and delivered or mailed certified mail, to 21 Custom House Street, Suite 240, Boston, Massachusetts 02110, or such other address as shall be specified in writing to the Trust.

     10. No provision of this Interim Agreement may be changed, waived, discharge or terminated orally, but only by any instrument in writing signed by both parties hereto, and no

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amendment of this Interim Agreement shall be effective with respect to the Fund until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees of the Trust, including a majority of Trustees who are not interested persons (as defined in the 1940 Act) of any party to this Interim Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law. Notwithstanding anything herein to the contrary, this Interim Agreement may be amended by the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Interim Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Adviser shall be liable for failing to do so.

     11. It is understood that the name "Ironwood Investment Management" or any derivative thereof or logo associated with that name, including without limitation "Ironwood", is the valuable property of the Adviser and its affiliates, and that the Fund has the right to use such name (or derivative thereof or associated logo) only so long as this Interim Agreement or the New Agreement shall continue with respect to the Fund. If the New Agreement is not approved by the Trust's outstanding voting securities, then upon termination of this Interim Agreement, the Fund shall forthwith cease to use such name (or derivative thereof or associated logo) and the Trust shall promptly amend its Declaration of Trust to change its name and the name of the Fund to comply herewith.

     12. This Interim Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. To the extent the applicable law of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the Advisers Act or any rules, regulations or orders of the Securities and Exchange Commission, the latter shall control.

     13. The Adviser understands that the obligations of this Interim Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust's property; the Adviser acknowledges that it has notice of the provisions of the Trust's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Trust or any series of the Trust, including, without limitation, the Fund. This Interim Agreement has been executed by or with reference to any Trustee in such person's capacity as a Trustee, and the Trustees shall not be personally liable hereon.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Interim Agreement on the day and year first above written in Boston, Massachusetts.


                                        IRONWOOD SERIES TRUST


                                        By:
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Attest:

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                                        IRONWOOD INVESTMENT MANAGEMENT, LLC


                                        By:
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Attest:

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